UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

TIER II OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

ZEPHYR GROUP, INC.

(Exact name of registrant as specified in its charter)

Date: July 13, 2023

Arizona	8731	87-1240126
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

7135 E. Camelback Rd., Suite 320

Scottsdale, AZ 85251

Telephone: 480 553 6314

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. The securities referenced herein may not be sold, nor may offers to buy be accepted, before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of the securities referenced herein in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The issuer of the securities referenced herein may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED July 13, 2023

WE ARE OFFERING UP TO A MAXIMUM OF 10,000,000 SHARES OF OUR COMMON STOCK, ON A “BEST EFFORTS” BASIS.

SEE “SECURITIES BEING OFFERED” AT PAGE 3.

MINIMUM INDIVIDUAL INVESTMENT: $500.00

Our Common Stock is not quoted.

	Price to Public	Underwriting Discount and Commissions	Proceeds to Company(1)
Per Share:	$1.00	$0.06	$0.94
Maximum Offering Amount:	$10,000,000.00	$600,000.00	$9,400,000.00

(1)	Maximum aggregate gross proceeds in this Offering to the Company in the Primary Offering will be $10,000,000.00 assuming shares are sold at the maximum price of $1.00 per share. Entoro Securities, LLC, will charge 1% of gross offering proceeds under their tenure, except in instances where it has facilitated sale, for which Entoro Securities, LLC will instead charge 6%. For additional information, see “Plan of Distribution.” The amounts in this column do not include legal, accounting, or other expenses of this offering, which are estimated at approximately $50,000 for a fully-subscribed offering, not including state filing fees. See “Plan of Distribution”.

We are offering, on a best-efforts basis, a number of shares of our common stock at a fixed price per share of $1.00 with a minimum of 500 shares to be sold up to a maximum of 10,000,000 shares. We will receive a maximum of 94% of the gross proceeds. The Offering will be conducted as a “Tier 2 Offering” under Regulation A (the “Offering”). The minimum per-investor investment in this Offering is $500.00. Entoro Securities has been engaged as the exclusive Broker Dealer for the Offering and will conduct the offering on a “best-efforts” basis, which means Entoro will use it’s commercially reasonable best efforts in an attempt to offer and sell the shares.

Our directors and officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the directors and officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. We will bear all costs, expenses, and fees in connection with the qualification or registration of the shares of Common Stock being offered, including with regard to compliance with any state securities or “blue sky” laws.

Subscription amounts in the Offering shall be held in escrow and disbursement instructions will be mutually agreed to by the Company and Broker Dealer. Funds held by us will be applied to the Company.

Upon the filing and qualification of a final offering circular by the Company with the Commission, all of the shares registered in this offering will be freely transferable without restriction or further registration under Rule 251 unless such shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

The offering will commence no later than two business days following the earlier of the determination of the offering price or the date the offering circular is first used after qualification by the Commission in connection with this offering or sale.

Pursuant to Rule 253, the Company reserves the right to decrease the volume of securities offered or change the fixed Price Per Share to the Public at any time during the course of the offering and will file an offering circular supplement to the Offering Statement if the decrease in volume and/or change in price represents no more than a 20% change from the maximum aggregate offering price range calculable using the information in the qualified offering statement. Otherwise, the Company may be required to file a post-qualification offering circular amendment.

Upon the filing and qualification of a final offering circular by the Company with the Commission, all of the shares registered in this offering will be freely transferable without restriction or further registration under Rule 251 unless such shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

The offering price of the shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the company’s present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the shares may not be indicative of the value of the shares or the company, now or in the future.

The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion.

Our shares of stock are not publicly traded.

It is currently estimated that the direct public offering price per share will be $1.00 with a minimum amount of 500 shares to be sold up to a maximum of 10,000,000 common shares. If the maximum amount of shares equal to 10,000,000 were sold at the maximum price of $1.00 per share, the Company would realize $10,000,000.00 in gross proceeds.

The Company expects that the amount of expenses of the offering that it will pay will be approximately $50,000.

The offering is being conducted on a best-efforts basis without a minimum aggregate investment target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” beginning on page 7.

Sales of these securities will commence on approximately      July 13, 2023.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Currently, we have 120,000,000 common shares authorized. There are 20,355,000 common shares issued and outstanding. There are no shares of preferred authorized. We have two directors; one director is the beneficial owner of 16,000,000 common shares and the remaining director is the beneficial owner of 1,000,000 common shares.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

In this Offering Circular, the term “Zephyr,” “we,” “us,” “our” or “the Company” refers to Zephyr Group, Inc. The term ’‘common stock’’, or “common shares” refers to shares of the Company’s common stock.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN, STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

PART - II

OFFERING CIRCULAR SUMMARY

CORPORATE HISTORY

Zephyr Group, Inc., (“the Company”) was organized and incorporated as an Arizona corporation in June 2021 as a holding company for the purpose of prospectively acquiring one or more operating companies in the cosmetic - nutraceutical industries. Managements of future acquired companies will be retained and acquisitions will be separately operated as wholly owned subsidiaries of the Company.

In June 2022 the Company closed a $500,000 capital infusion transaction on 1 July 2022 and formally commenced operating activities by bringing on board a number of advisory and independent contractors that had previously been engaged on a non-compensated basis and securing office facilities and other costs.

In November 2022 the Company executed its first target company Letter of Intent (“LOI”) with Anthology Brands, Inc., owner of Pure Hemp Botanicals, a branded line of nutraceutical products. Terms of the LOI stipulate the Company will purchase of all inventory, equipment, products, rights, title, intellectual property, and interest of the Pure Hemp Botanicals brand via an asset purchase with an anticipated closing in Q2 2023.

Also, in November 2022 the Company engaged New Columbia Capital LLC of Arlington Virginia to begin the process of raising capital via a Regulation Crowdfunding campaign as defined by the Securities and Exchange Commission. The Company intends to raise approximately $15 million via this process with an anticipated closing in late Q2 2023.

Our offices are located at 7135 E. Camelback Rd., Suite 320, Scottsdale, AZ 85251 and our telephone number is 480 553 6314

Currently, we have two (2) employees.

The Company has elected June 30th as its year end.

Our Offering

We are offering, on a best-efforts basis, a number of shares of our common stock at a fixed priced per share of $1.00 with a minimum amount of 500 shares to be sold up to a maximum of 10,000,000 shares. We will receive a maximum of 94% of the gross Offering which will be conducted as a “Tier 2 Offering” under Regulation A (the “Offering”).

The fixed price per share determined upon qualification shall be fixed for the duration of the Offering unless a post-qualification offering circular amendment or an offering circular supplement is filed with the Commission to reset the price per share. There is a minimum investment of $500.00 required from any individual investor. The shares are intended to be sold directly through the efforts of our Broker Dealer.

We have authorized capital stock consisting of the following: The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred and twenty million (120,000,000). These shares are designated as common stock, no par value (the “Common Stock”). There is no authorized Preferred Stock.

We have 20,355,000 shares of Common Stock issued and outstanding. We will receive 96% of the proceeds from the sale of our common stock as described above.

Our Placement Agent/Broker will be selling shares of common stock on behalf of the Company.

The offering price of our Common Stock does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

The offering is being conducted on a best-efforts basis, which means our Placement Agent/Broker will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering. who may engage various securities brokers to place shares of common stock in this Offering with investors on a commission basis. Upon the approval of any subscription to this Offering Circular, the investor’s funds will be sent into an escrow account. Once the subscriptions have been accepted by the Company, funds will be disbursed from escrow and shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Completion of this offering is not subject to us raising a minimum offering amount. Subscription amounts shall be held in escrow by us until the applicable closing. Any funds raised from the offering will be immediately available to us for our immediate use. We have provided an estimate below of the gross proceeds to be received by the Company and Selling Stockholders if 25%, 50%, 75%, and 100% of the maximum amount of common shares registered in the offering (10,000,000) are sold at the midpoint offering price of $1.00 per share resulting in 94% of gross proceeds received by the Company.

Proceeds to Company in Offering

	Number of Shares	Offering Price Per Share(1)	Underwriting Discounts & Commissions	Approximate Gross Proceeds

25% of Maximum Shares Sold	2,500,000	$1.00	$150,000	$2,350,000
50% of Maximum Shares Sold	5,000,000	$1.00	$300,000	$4,700,000
75% of Maximum Shares Sold	7,500,000	$1.00	$450,000	$7,050,000
100% of Maximum Shares Sold	10,000,000	$1.00	$600,000	$9,4000,000

(1)	Assuming an initial public offering price of $1.00 per share, as set forth on the cover page of this offering circular.

Securities being offered by the Company	Up to a Maximum 10,000,000 shares of common stock, at a fixed price per of $1.00 per share with 500 shares as a minimum amount to be sold but not to exceed $10,000,000 in gross proceeds. The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion.

Offering price per share	We will sell the shares at a final fixed price per share to be determined at time of qualification or in a final or supplemental offering circular supplement at the time of sale of our common stock at $1.00 per share

Number of shares of common stock outstanding before the offering of common stock	There are 20,355,000 common shares issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	30,355,000 common shares will be issued and outstanding if we sell all 10,000,000 of the common shares we are offering at an offering price of $1.00 per share.

Number of shares of preferred stock outstanding before the offering of common stock	No preferred shares are currently issued and outstanding.

Number of shares of preferred stock outstanding after the offering of common stock	No preferred shares will be issued and outstanding.

The minimum number of shares to be sold in this offering	500.

Market for the common shares	There is no public market for our common shares

Use of Proceeds	We intend to use the gross proceeds for acquisitions, working capital, legal and accounting and for any other general business purposes at the sole discretion of the Company.

Termination of the Offering	The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion.

Terms of the Offering	Our Placement Agent/Broker will sell the shares of common stock on behalf of the company, upon qualification of this Offering Statement, on a best-efforts basis.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $50,000.

Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from our financial statements for the year-to-date period ended March 31, 2023.

ZEPHYR GROUP, INC.

BALANCE SHEET

	March 31, 2023 (Unaudited)	June 30, 2022 Audited

TOTAL ASSETS	$130,332	$299,969

LIABILITIES AND STOCKHOLDERS’ DEFICIT

TOTAL LIABILITIES	$585,311	$500,000

Stockholders’ Equity (Deficit)
Common stock no par value, 120,000,000 shares authorized, 20,355,000 shares issued and outstanding as of March 31, 2023; no par value, 120,000,000 shares authorized, 20,000,000 shares issued and outstanding as of June 30, 2022	$1,000	$1,000

Additional paid-in capital	23,667	0
Accumulated deficit	(455,980)	(201,031)
Total Stockholders’ Equity (Deficit)	(454,980)	(200,031)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$130,332	$299,969

ZEPHYR GROUP, INC.

STATEMENT OF OPERATIONS

	Nine Months Ended March 31, 2023 (Unaudited)	Year Ended June 30, 2022 (Audited)

Operating expenses
General and administrative expenses	$225,590	$200,000
Total operating expenses	$218,290	$201,031
Net loss	$(278,616)	$(201,031)
Basic and Diluted net loss per common share	$(0.00)	$(0.00)

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

●	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

●	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

●	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

●	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

●	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and

●	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have annual total gross revenues of $1,070,000,000 or more;

●	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

●	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

●	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Please refer to the section on titled, “Forward Looking Statements”.

Overview

Zephyr Group, Inc., (“the Company”) was organized and incorporated as an Arizona corporation in June 2021 as a holding company for the purpose of prospectively acquiring one or more operating companies in the cosmetic and nutraceutical industries. The intent of the Company is that management of the acquired companies will be retained and acquisitions will be separately operated as wholly owned subsidiaries of the Company.

Because of the financial fallout from the COVID pandemic, no operating activities other than the Company’s incorporation occurred during its initial year of operation. The Company intends to actively pursue its acquisition objectives and fundraising in fiscal 2023 and beyond.

We own no real estate, and our office is located at 7135 E. Camelback Rd., Suite 320, Scottsdale, AZ 85251. And our telephone number is : 480 553 6314.

We had general and administrative expenses of $200,000 and a net loss of $201,031 for the fiscal year ended June 30, 2022. For the nine months ended March 31, 2023, we had general and administrative expenses of $218,290 and a net loss of $278,616. To date, our expenses are primarily attributed to general and administrative expenses. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $10,000,000 of funding from this offering.

The success of our Company will depend on how quickly we are able to raise funds through this offering. We expect the proceeds of this offering to be sufficient for us to implement our business plan over the next year without the need for additional financing. It is possible, however, that are estimations are inaccurate and we may need to seek additional forms of funding.

Plan and Results of Operations

We are seeking $10,000,000 in gross proceeds from this offering for the purpose of prospectively acquiring one or more operating companies in the cosmetic and nutraceutical industries. The intent of the Company is that management of the acquired companies will be retained, and acquisitions will be separately operated as wholly owned subsidiaries of the Company.

In June 2022 the Company closed a $500,000 capital infusion transaction and on 1 July 2022 and formally commenced operating activities by bringing on board a number of advisory and independent contractors that had previously been engaged on a non-compensated basis and securing office facilities and other costs.

In November 2022 the Company executed its first target company Letter of Intent (“LOI”) with Anthology Brands, Inc., owner of Pure Hemp Botanicals, a branded line of nutraceutical products. The terms of the LOI stipulate the Company will purchase all inventory, equipment, products, rights, title, intellectual property, and interest of the Pure Hemp Botanicals brand via an asset purchase with an anticipated closing in Q3 2023.

In March 2023 the Company executed a Letter of Intent (“LOI”) with Skin Active Scientific LLC of Gilbert Arizona for the acquisition of the company via purchase of its issued and outstanding stock with an anticipated closing date of on or before 30 September 2023.

In March 2023 the Company’s Board of Directors approved the grant of 355,000 shares of Common Stock of the Company to several individuals who have provided consulting services on behalf of the Company since its inception.

Liquidity and Capital Resources

For the nine-months ended March 31, 2023, the Company incurred a net loss of $(278,616), had negative cash flows from operations of $(271,587), and accumulated capital deficit of $(479,647). These matters raise doubt as to the Company’s ability to continue as a going concern.

The Company’s existence is dependent upon its ability to identify, acquire and develop profitable operations. The Company is devoting substantially all its effort to launching the Company’s next round of capital raise, a ten million-dollar ($10M) transaction to execute its strategic plans, although there can be no assurance that its efforts will be successful. No assurance can be given that its actions will result in profitable operations or the resolution of liquidity problems. The accompanying financial statements do not include any adjustments that might result should we be unable to continue as a going concern.

In June of 2022 an investor group invested five hundred thousand dollars ($500,000) pursuant to a convertible note issued by the Company with the following terms:

Term: Upon the earlier of: (i) consummation of the Company listing its common stock on the Nasdaq or other such US Exchange, or (ii) June 30, 2023 (such date, the “Maturity Date”).

Interest: 6.0% percent per annum simple interest.

Mandatory Conversion Upon an IPO: Upon the consummation of an IPO, the outstanding indebtedness evidenced by the Note will automatically convert into shares of the Company’s common stock (the “IPO Conversion”) at a price equal to 20% discount to the IPO offering price. The convertible shares have been reserved.

Warrants: 50% coverage in common stock purchase warrants (the “Warrants”) with such warrants to be issued upon the occurrence of an IPO with an exercise price equal to the IPO offering price. The Warrants will have a 5-year term and will be for cash exercise only.

Repayment/Conversion without IPO: In the event an IPO is not consummated on or before the Maturity. Date or an Event of Default has occurred and is not cured within 30 days, then the Investor shall have the option, in part or in full, to have the Note repaid with interest within six (6) months from the Maturity Date or Event of Default or convert the Note into Company common stock at a pre-conversion equity valuation of $35 million.

In order to improve its liquidity, the Company is actively pursuing additional debt and/or equity financing through discussions with investment bankers and private investors. There can be no assurance that the Company will be successful in its efforts to secure additional financing.

The financial statements do not include any adjustments relating to the recoverability of assets and the amount or classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Our registered public accounting firm have issued, in their audit report, a going concern opinion reflecting a conclusion that our operations may not be able to continue because of a lack of financial resources.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Business, Securities and Industry

Change in Laws, Regulations and Guidelines

Our operations are subject to a variety of laws, regulations and guidelines, including, but not limited to, those relating to the manufacture, management, transportation, storage and disposal of hemp, as well as laws and regulations relating to health and safety (including those for consumable products), the conduct of operations and the protection of the environment. These laws and regulations are broad in scope and subject to evolving interpretations. If any changes to such laws, regulations and guidelines occur, which are matters beyond our control, we may incur significant costs in complying with such changes or it may be unable to comply therewith, which in turn may result in a material adverse effect on our business, financial condition and results of operation. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations.

Changes in regulations, more vigorous enforcement thereof, the imposition of restrictions on our ability to operate, as a result of regulatory changes or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition.

Differing Local Rules and Regulations May Limit Ability to Expand into New Markets

Expansion of our business into new markets with different rules and regulations or distant from then-existing operations, may not succeed. Any such expansion may expose us to new operational, regulatory and/or legal risks. In addition, expanding into new localities may subject us to unfamiliar or uncertain local rules and regulations that may adversely affect our operation. For example, different localities may impose different rules on how hemp may be cultivated, manufactured, processed, distributed and/or transported. Each of the political subdivisions currently has the right to subject participants in the hemp industry operating within its jurisdiction to its own set of rules and regulations regarding the acquisition and maintenance of required licenses, permits or registrations, and the conduct of business, including prohibiting such operations and business in full or in part, regardless of the rules and regulations of other political subdivisions in which we operate. Newly entered localities may also have competitive conditions, consumer preferences, and spending patterns that are more difficult to predict or satisfy than the existing markets.

Constraints on Marketing Products

The development of our business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies. The regulatory and legal environment in the United States — particularly the existence of federal criminal laws that may prohibit certain marketing of hemp or hemp products limits companies’ abilities to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and results of operations could be adversely affected.

Environmental Risk and Regulation

Our operations are subject to environmental regulation in the various jurisdictions in which we operate. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations.

Economic Environment

Our operations could be affected by general economic context conditions should the unemployment level, interest rates or inflation reach levels that influence consumer trends, and consequently, impact our sales and profitability. As well, general demand for banking services and alternative banking or financial services cannot be predicted and future prospects of such areas might be different from those predicted by our management.

Limited Operating History

Our business was orchestrated in early 2021 and has generated no revenue. We are therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources, and lack of revenues. There is no assurance that we will be successful in achieving a return on shareholders’ investment and the likelihood of success must be considered in light of the early stage of operations.

Internet security poses a risk on business operations and management budgets

Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the technology used by us to protect client transaction data. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause material interruptions in our operations. We may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss and/or litigation. Our security measures may not prevent security breaches. Our failure to prevent these security breaches may result in consumer distrust and may adversely affect our business, results of operations and financial condition.

Risks Inherent in an Agricultural Business

Our business may, in the future, involve the growing of industrial hemp, an agricultural product. Such business will be subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although such growing for the Company is expected to be completed by experienced farmers, there can be no assurance that natural elements will not have a material adverse effect on any such future production.

Reliance on Management

Another risk associated with the cultivation and sale of industrial hemp is the loss of important staff members. We are currently in good standing with all high-level employees and believe that with well managed practices we will remain in good standing. Our success will be dependent upon the ability, expertise, judgment, discretion and good faith of its senior management and key personnel. While employment agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on our business, operating results or financial condition.

Insurance and Uninsured Risks

Our business is subject to a number of risks and hazards generally, including adverse environmental conditions, accidents, labor disputes and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability. Although the Company maintains and intends to continue to maintain insurance to protect against certain risks in such amounts as we consider to be reasonable, our insurance will not cover all the potential risks associated with its operations. We may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in our operations is not generally available on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations.

Management of Growth

We may be subject to growth-related risks including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Our inability to deal with this growth may have a material adverse effect on our business, financial condition, results of operations and prospects.

Internal Controls over Financial Reporting

We have performed an evaluation under the supervision and with the participation of our management, including our President, and our Chief Executive Officer (CEO) and Chief Financial Officer (CFO), of the effectiveness of our disclosure controls and procedures, (as defined in Rules 13a15(e) and 15d15(e) under the Exchange Act). Based on that evaluation, our management, including our President, and CEO and CFO, concluded that our disclosure controls and procedures were not effective to provide reasonable assurance that information required to be disclosed by us in the reports filed or submitted by us under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (ii) accumulated and communicated to our management, including our principal executive officer, as appropriate to allow timely decisions regarding required disclosure due to the material weaknesses described below.

Based on our evaluation under the framework described above, our management concluded that we had “material weaknesses” (as such term is defined below) in our control environment and financial reporting process consisting of the following as of the Evaluation Date:

1) lack of a functioning audit committee for the entire fiscal year resulting in ineffective oversight in the establishment and monitoring of required internal control and procedures; and

2) inadequate segregation of duties consistent with control objectives.

A “material weakness” is defined under SEC rules as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls.

A system of controls, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the system of controls are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected

 We Are an Entrant Engaging in a New Industry

The industrial hemp industry is fairly new. There can be no assurance that an active and liquid market for the Common Shares will develop and shareholders may find it difficult to resell their Common Shares. Accordingly, no assurance can be given that we will be successful in the long term.

If we fail to maintain relationships with our independent contract manufacturers, our business could be harmed.

We do not manufacture our products but instead outsource the manufacturing process to independent contract manufacturers. We do not own the plants or the majority of the equipment required to manufacture and package our hemp products, and we do not anticipate bringing the manufacturing process in-house in the future. Our ability to maintain effective relationships with contract manufacturers and other third parties for the production and delivery of our hemp products in a particular geographic distribution area is important to the success of our operations within each distribution area. We may not be able to maintain our relationships with current contract manufacturers or establish satisfactory relationships with new or replacement contract manufacturers, whether in existing or new geographic distribution areas. The failure to establish and maintain effective relationships with contract manufacturers for a distribution area could increase our manufacturing costs and thereby materially reduce gross profits from the sale of our products in that area. Poor relations with any of our contract manufacturers could adversely affect the amount and timing of products delivered to our distributors for resale, which would in turn adversely affect our revenues and financial condition. In addition, our agreements with our contract manufacturers are terminable at any time, and any such termination could disrupt our ability to deliver products to our customers.

Difficulty to Forecast

We must rely largely on own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the industrial hemp industry. A failure in the demand for our products to materialize, as a result of competition, technological change or other factors could have a material adverse effect on our business, results of operations and financial condition.

We will need significant additional financing to further commercialize our products, and we may not be able to obtain such financing on acceptable terms or at all.

We will require additional financing in the near and long term to fully execute our business plan. We anticipate that we will need additional financing to enhance our sales and marketing team, as well as to cover our operational costs.

The market conditions and the macroeconomic conditions that affect the markets in which we operate could have a material adverse effect on our ability to secure financing on acceptable terms, if at all. We may be unable to secure additional financing on favorable terms, or at all, or our operating cash flow may be insufficient to satisfy our financial obligations. The terms of additional financing may limit our financial and operating flexibility. Our ability to satisfy our financial obligations will depend upon our future operating performance, the availability of credit generally, economic conditions and financial, business and other factors, many of which are beyond our control. Furthermore, if financing is not available when needed, or is not available on acceptable terms, we may be unable to take advantage of business opportunities or respond to regulatory pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

We may utilize one or more types of capital raising in order to fund any initiative in this regard, including the issuance of new equity securities and new debt securities, including debt securities convertible into shares of our common stock. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into shares of our common stock, our existing stockholders could suffer significant dilution in their percentage ownership of our company. In addition, any new securities we issue could have rights, preferences, and privileges senior to those of holders of our common stock, and we may grant holders of such securities rights with respect to the governance and operations of our business. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Litigation

We may become party to litigation from time to time in the ordinary course of business which could adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating and the market price for Common Shares and could use significant resources. Even if we are involved in litigation and win, litigation can redirect significant Company resources.

Unfavorable Publicity or Consumer Perception

The success of the industrial hemp and cannabis industry may be significantly influenced by the public’s perception of industrial hemp and medicinal applications. Hemp and medical cannabis are controversial topics, and there is no guarantee that future scientific research, publicity, regulations, medical opinion and public opinion relating to medical cannabis will be favorable. Any adverse or negative publicity, scientific research, limiting regulations, medical opinion and public opinion relating to the consumption of CBD may have a material adverse effect on our operational results, consumer base and financial results.

Fluctuating Prices of Raw Materials

Our revenues, if any, are expected to be in large part derived from the sale and distribution of processed hemp biomass. We purchase hemp products which are made from hemp which are priced according to the market prices at the time of production. Changes in the price for hemp cannot be predicted with any level of certainty.

Global Economy Risk

An economic downturn of global capital markets has been shown to make the raising of capital by equity or debt financing more difficult. Our Company may be dependent upon the capital markets to raise additional financing in the future. As such, the Company is subject to liquidity risks in meeting its future operating cost requirements in instances where cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact our ability to raise equity or obtain loans and other credit facilities in the future and on terms favorable to our Company and its management. If uncertain market conditions persist, our ability to raise capital could be jeopardized, which could have an adverse impact on our operations.

COVID-19

The outbreak of the coronavirus (“COVID-19”) pandemic may cause us to face disruption to operations, supply chain delays, travel and trade restrictions and impact on economic activity in affected countries or regions can be expected and can be difficult to quantify. Such pandemics or diseases represent a serious threat to maintaining a skilled workforce industry and could be a major health-care challenge for our Company. There can be no assurance that our personnel will not be impacted by these pandemic diseases and ultimately that we would see our workforce productivity reduced or incur increased medical costs/insurance premiums as a result of these health risks. In addition, the COVID-19 pandemic has created a dramatic slowdown in the global economy. The duration of the COVID-19 outbreak and the resultant travel restrictions, social distancing, Government response actions, business closures and business disruptions, can all have an impact on our operations and access to capital. There can be no assurance that the Company will not be impacted by adverse consequences that may be brought about by the COVID-19 pandemic on global financial markets may reduce resource prices and financial liquidity and thereby that may severely limit the financing capital available.

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations and our ability to raise capital.

The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. This event may also limit our ability to raise capital. These factors, in turn, may not only impact our operations, financial condition and demand for our products but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Commission.

Farm Bill Risks

The U.S. Food and Drug Administration (“FDA”) is responsible for ensuring public health and safety through regulation of food, drugs, supplements, and cosmetics, among other products, through its enforcement authority pursuant to the Federal Food, Drug, and Cosmetic Act (“FDCA”). The FDA’s responsibilities include regulating ingredients in, as well as the marketing and labeling of, drugs sold in interstate commerce.

On December 20, 2018 the 2018 Farm Bill was signed into law. The 2018 Farm Bill, among other things, removes industrial hemp and its cannabinoids, including CBD derived from industrial hemp, from the Controlled Substances Act (“CSA”) and amends the Agricultural Marketing Act of 1946 to allow for industrial hemp production and sale in the United States. Under the 2018 Farm Bill, industrial hemp is defined as “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a THC concentration of not more than 0.3 percent on a dry weight basis.” The U.S. Department of Agriculture has been tasked with promulgating regulations for the industrial hemp industry, which, among other things, requires the Department of Agriculture to review and approve any state- promulgated regulations relating to industrial hemp. Until such time as the Department of Agriculture approves a state’s industrial hemp regulations, commercial sale of industrial hemp may not be permissible. Although Interim Rules for Hemp Production are now in place federally, the timing of finalized federal rules and regulations, in addition to state specific rules and regulations, cannot be assured. Further, under the 2018 Farm Bill, the FDA has retained authority over the addition of CBD to products that fall within the FDCA. There can be no assurance that the FDA will approve CBD as an additive to products under the FDCA. It is not yet fully known what role the FDA will have in regulating industrial hemp and CBD derived from industrial hemp.

The potential for multi-agency enforcement post-rescheduling of cannabis and post-removal of industrial hemp from the CSA could threaten or have a materially adverse effect on the operations of existing state legal cannabis businesses, including certain of companies’ State Operators.

Negative Impact of Regulatory Scrutiny on Raising Capital

Our business activities will rely on newly established and/or developing laws and regulations in multiple jurisdictions. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect our profitability or cause it to cease operations entirely. The hemp industry may come under scrutiny or further scrutiny by the U.S. Food and Drug Administration, Securities and Exchange Commission, the Department of Justice, the Financial Industry Regulatory Authority or other applicable federal, state, or non- governmental regulatory authorities or self- regulatory organizations. It is impossible to determine the extent of the impact of any new laws, regulations, or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding our industry may adversely affect our business and operations of the Company, including without limitation, the costs to remain compliant with applicable laws and the impairment of our ability to raise additional capital, create a public trading market for securities of the Company or to find a suitable acquirer, which could reduce, delay or eliminate any return on investment in the Company.

We have experienced recurring losses from operations and negative cash flows from operating activities and anticipate that we will continue to incur significant operating losses in the future.

We have experienced recurring losses from operations and negative cash flows from operating activities. We expect to continue to incur significant expenses related to our ongoing operations and generate operating losses for the foreseeable future. The size of our losses will depend, in part, on the rate of future expenditures and our ability to generate revenues.

We may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our financial condition. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. If our products do not achieve sufficient market acceptance and our revenues do not increase significantly, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. A decline in the value of our company could cause you to lose all or part of your investment.

If we are not able to successfully execute on our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

It is important that we meet our sales goals and increase sales going forward as our operating plan already reflects prior significant cost containment measures and may make it difficult to achieve top-line growth if further significant reductions become necessary. If we do not meet our sales goals, our available cash and working capital will decrease and our financial condition will be negatively impacted.

Demand for our products may be adversely affected by changes in consumer preferences or any inability on our part to innovate, market or distribute our products effectively, and any significant reduction in demand could adversely affect our business, financial condition or results of operations.

Brand name recognition and acceptance of our products are critical to our success If we are not successful in the revitalization and growth of our brand and product offerings, we may not achieve and maintain satisfactory levels of acceptance by distributors and consumers. Any failure of our brand to maintain or increase acceptance or market penetration would likely have a material adverse effect on our revenues and financial results. Our investments in marketing as well as our strong commitment to product quality are intended to have a favorable impact on brand image and consumer preferences. Unfavorable publicity, or allegations of quality issues, even if false or unfounded, could tarnish our reputation and brand image and may cause consumers to choose other products. In addition, if we do not adequately anticipate and react to changing demographics, consumer and economic trends, health concerns and product preferences, our financial results could be adversely affected.

Volatility in the price or availability of the inputs we depend on, including raw materials, packaging, energy and labor, could adversely impact our financial results.

Our financial results could be adversely impacted by changes in the cost or availability of raw materials and packaging due to inflation and other factors. Continued growth would require us to hire, retain and develop a highly skilled workforce and talented management team. Any unplanned turnover or our failure to develop an adequate succession plan for current positions could erode our competitiveness. In addition, our financial results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs.

Changes in government regulation or failure to comply with existing regulations could adversely affect our business, financial condition and results of operations.

Our business is subject to various federal, state and local laws and regulations, including those governing production, distribution, importation, marketing, advertising, sales, pricing, labeling, packaging, product liability, antitrust, labor, compliance and control systems, environmental issues and/or data privacy. Changes in existing laws or regulations could require material expenses and negatively affect our financial results through lower sales or higher costs.

Legislative or regulatory changes that affect our products, including new taxes, could reduce demand for products or increase our costs.

Taxes imposed on the sale of certain of our products by federal, state and local governments could materially affect our business and financial results. These include changes in the domestic and international tax environment, which can lead to uncertainty around the application of existing and new tax laws and unexpected tax exposure for our Company.

Competition from traditional and large, well-financed hemp manufacturers may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

The hemp industry is highly competitive. We compete with similar companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, all of whom also distribute other hemp brands. Our products compete with all hemp brands, most of which are marketed by companies with substantially greater financial resources than ours. Some of these competitors are placing severe pressure on independent distributors not to carry competitive brands such as ours. We also compete with regional hemp producers and suppliers.

We face substantial competition in the hemp industry and we may not be able to effectively compete.

Consolidation among hemp producers, distributors, wholesalers, or retailers could create a more challenging competitive landscape for our products. Consolidation at any level could hinder the distribution and sale of our products as a result of reduced attention and resources allocated to our brands, both during and after transition periods, because our brands might represent a smaller portion of the new business portfolio. Expansion into new product categories by other suppliers, or innovation by new entrants into the market, could increase competition in our product categories. Changes to our route-to-consumer models or partners in important markets could result in temporary or longer-term sales disruption, higher implementation-related or fixed costs, and could negatively affect other business relationships we might have with that partner. Distribution network disruption or fluctuations in our product inventory levels with distributors, wholesalers, or retailers could negatively affect our results for a particular period.

Our competitors may respond to industry and economic conditions more rapidly or effectively than we do. Our competitors offer products that compete directly with ours for shelf space, promotional displays, and consumer purchases. Pricing, (including price promotions, discounting, couponing, and free goods), marketing, new product introductions, entry into our distribution networks, and other competitive behavior by our competitors could adversely affect our sales margins, and profitability.

If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Our inventory supply depends on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, seasonal promotions and new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory of raw materials, we might not be able to satisfy demand on a short-term basis. If we overestimate distributor or retailer demand for our products, we may end up with too much inventory, resulting in higher storage costs, increased trade spend and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our relationships with our distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.

Our ability, through our suppliers, business partners, contract manufacturers, independent distributors and retailers, to make, move and sell products is critical to our success. Damage or disruption to our suppliers or to manufacturing or distribution capabilities due to weather, natural disaster, fire or explosion, terrorism, pandemics such as influenza and the novel coronavirus (COVID-19), labor strikes or other reasons, could impair the manufacture, distribution and sale of our products. Many of these events are outside of our control. Failure to take adequate steps to protect against or mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations.

If we are unable to attract and retain key personnel, our efficiency and operations would be adversely affected; in addition, management turnover causes uncertainties and could harm our business.

Our success depends on our ability to attract and retain highly qualified employees in such areas as finance, sales, marketing and product development. We compete to hire new employees, and, in some cases, must train them and develop their skills and competencies. We may not be able to provide our employees with competitive salaries, and our operating results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs.

Changes to operations, policies and procedures, which can often occur with the appointment of new personnel, can create uncertainty, may negatively impact our ability to execute quickly and effectively, and may ultimately be unsuccessful. In addition, management transition periods are often difficult as the new employees gain detailed knowledge of our operations, and friction can result from changes in strategy and management style. Management turnover inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution. Until we integrate new personnel, and unless they are able to succeed in their positions, we may be unable to successfully manage and grow our business, and our financial condition and profitability may suffer.

Further, to the extent we experience additional management turnover, our operations, financial condition and employee morale could be negatively impacted. In addition, competition for top management is high and it may take months to find a candidate that meets our requirements. If we are unable to attract and retain qualified management personnel, our business could suffer. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness such as COVID-19.

If we lose the services of our Chief Executive Officer, our operations could be disrupted and our business could be harmed.

Our business plan relies significantly on the continued services of our Chief Executive Officer. If we were to lose the services of our CEO, our ability to execute our business plan could be materially impaired. We are not aware of any facts or circumstances that suggest he might leave us.

If we encounter product recalls or other product quality issues, our business may suffer.

Product quality issues, real or imagined, or allegations of product contamination, even when false or unfounded, could tarnish our image and could cause consumers to choose other products. In addition, because of changing government regulations or implementation thereof, or allegations of product contamination, we may be required from time to time to recall products entirely or from specific markets. Product recalls could affect our profitability and could negatively affect brand image.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our hemp products, including contents, labels and packaging, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production batch or “run” is not in compliance with any of these regulations, we may be fined, or production may be stopped, which would adversely affect our financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we cannot anticipate whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distraction of management attention away from our business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all U.S. and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, our policies and procedures may not ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

Climate change may negatively affect our business.

There is growing concern that a gradual increase in global average temperatures may cause an adverse change in weather patterns around the globe resulting in an increase in the frequency and severity of natural disasters. While warmer weather has historically been associated with increased sales of our products similar to ours, changing weather patterns could have a negative impact on agricultural productivity, which may limit availability or increase the cost of certain key ingredients. Also, increased frequency or duration of extreme weather conditions may disrupt the productivity of our facilities, the operation of our supply chain or impact demand for our products. In addition, the increasing concern over climate change may result in more regional, federal and global legal and regulatory requirements and could result in increased production, transportation and raw material costs. As a result, the effects of climate change could have a long-term adverse impact on our business and results of operations.

Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

The proper functioning of our own information technology (IT) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyberattacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

Our business operations may be adversely affected by social, political and economic conditions affecting market risks and the demand for and pricing of our hemp products.

These risks can include unfavorable economic conditions and related low consumer confidence, high unemployment, weak credit or capital markets, sovereign debt defaults, sequestrations, austerity measures, higher interest rates, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations.

The market for our common stock, if it trades, may be subject to the penny stock restrictions, which may result in lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. Our common stock is currently subject to the penny stock rules, and it is probable that our common stock will continue to be considered to be a penny stock for the immediately foreseeable future. This classification materially and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker--dealer approve a person’s account for transactions in penny stocks, and the broker--dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker--dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker--dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to, both, the broker--dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker--dealers may desire to not engage in the necessary paperwork and disclosures required to sell our common stock, and broker--dealers may encounter difficulties in their attempt to sell our common stock, which may affect the ability of holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock. These additional sales practice and disclosure requirements could impede the sale of our common stock. In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will continue to be subject to such penny stock rules for the foreseeable future and our stockholders will, quite probably, have difficulty selling our common stock.

Our common stock, upon trading, may be considered a “penny stock”, and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5 per share; (ii) it is not traded on a “recognized” national exchange; or (iii) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The price of our common stock may be volatile and the value of our common stock could decline.

The trading price of our common stock may be volatile. The trading price of our common stock may fluctuate widely in response to various factors, many of which are beyond our control.

In addition, the stock markets have experienced extreme price and volume fluctuations in recent years that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many such companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations may adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against such company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which would harm our business, operating results and financial condition.

The market price of our common stock may be volatile or may decline regardless of the Company’s operating performance, and you may not be able to resell your shares at or above the initial public offering price and the price of our common stock may fluctuate significantly.

Our stock does not trade at this time. The market price of our common stock may be volatile and fluctuates widely in price in response to various factors, which are beyond our control.

Furthermore, we must note that the price of our common stock may not necessarily be indicative of our operating performance or long-term business prospects. In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

OUR MARKETS

As of the date of the preparation of this offering circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge.

Our mission at Zephyr Group, Inc. is simple: to extend the healthy human lifespan through innovative biotechnology solutions. Our goal is to optimize the human health span by unleashing the full potential of the body and mind. As a team, we are dedicated to researching and developing natural cutting-edge supplements, therapies, and treatments that will enable individuals to fully enjoy the benefits of youth and vitality well into their later years.

The combination of advanced biotechnology innovations aligned with traditional remedies, adaptogenic herbs, essential bioactive compounds, and minerals, and non-psychoactive phytocannabinoids, delivered via nutraceutical wellness and lifestyle products presents a myriad of greenfield investment and commercial opportunities.

The engine behind Zephyr Group, is a cutting-edge biotech company utilizing the latest advancements in gene editing platforms, cannabinoid research, and second messenger system pathways to revolutionize the way we approach the treatment of various cancers, anti-aging, and neurological and mental illnesses.

Gene editing technology called CRISPR was first demonstrated in 2012-2013 by UC-Berkley and MIT/Harvard. Genome editing represents a new era in medicine. Our team of experts is combining the power of CRISPR gene editing with the therapeutic potential of cannabinoids and the discovery of novel anti-cancer pathways to develop a suite of innovative drugs aimed at treating some of the most pressing medical conditions of our time. We believe that our unique approach to drug development, which incorporates the development of new molecular entities as well as novel drug delivery technologies, will allow us to create truly transformative treatments with the potential to improve the lives of millions of people. Whether it be fighting cancer, slowing the effects of aging, or treating debilitating mental illness, Zephyr is at the forefront of medical innovation.

Our research also focuses on the role of nuclear factor kappa B (NF-kB) in inflammation, which is linked to the development and progression of various types of cancer. NF-kB is a key player in the regulation of the immune response and is activated in many inflammatory diseases, including cancer. By inhibiting NF-kB, we aim to reduce inflammation, thus slowing the progression of cancer and improving patient outcomes. Targeting these root causes of cancer, we aim to create more effective treatments that can improve patient outcomes and ultimately save lives.

Cannabinoids, the active components of Cannabis sativa (marijuana) and their endogenous counterparts, exert their effects by binding to specific G-protein-coupled receptors that modulate adenylyl cyclase and ion channels. Recent research has shown that the CB1 cannabinoid receptor is also coupled to the generation of the lipid second messenger ceramide via two different pathways: sphingomyelin hydrolysis and ceramide synthesis de novo. Sustained ceramide accumulation in tumor cells mediates cannabinoid-induced apoptosis, as evidenced by in vitro and in vivo studies. This effect seems to be due to the impact of ceramide on key cell signalling systems such as the extracellular signal-regulated kinase cascade and the Akt pathway. These findings provide a new conceptual view on how cannabinoids act and raise interesting physiological and therapeutic questions.

Physical use case for the application of the aforementioned gene-editing technology within the still nascent cannabis/industrial hemp farming sector could provide huge advances in the optimization of physical plant genetic characteristics.

While cannabis-based medicines have demonstrated safety, efficacy and consistency sufficient for regulatory approval in spasticity in multiple sclerosis (MS), and in Dravet and Lennox-Gastaut Syndromes (LGS), many therapeutic challenges remain. Neurological therapeutics have been hampered by its inability to advance beyond symptomatic treatment of neurodegenerative disorders into the realm of actual palliation, arrest or reversal of the attendant pathological processes.

Zephyr’s medical and science experts see a large and intriguing promise demonstrated by recent discoveries regarding the benefits of cannabis-based medicines to neurological therapeutics by incorporating the neutral phytocannabinoids tetrahydrocannabinol (THC), cannabidiol (CBD), their acidic precursors, tetrahydrocannabinolic acid (THCA) and cannabidiolic acid (CBDA), and cannabis terpenoids in the putative treatment of five syndromes, currently labeled recalcitrant to therapeutic success, and wherein improved pharmacological intervention is required: intractable epilepsy, brain tumors, Parkinson disease (PD), Alzheimer disease (AD) and traumatic brain injury (TBI)/chronic traumatic encephalopathy (CTE). Current basic science and clinical investigations support the safety and efficacy of such interventions in treatment of these currently intractable conditions, that in some cases share pathological processes, and the plausibility of interventions that harness endocannabinoid mechanisms, whether mediated via direct activity on CB1 and CB2 (tetrahydrocannabinol, THC, caryophyllene), peroxisome proliferator-activated receptor-gamma (PPARγ; THCA), 5-HT1A (CBD, CBDA) or even nutritional approaches utilizing prebiotics and probiotics.

The inherent polypharmaceutical properties of cannabis botanicals offer distinct advantages over the current single-target pharmaceutical model and portend to revolutionize neurological treatment into a new reality of effective interventional and even preventative treatment.

In addition, Zephyr will be working with a DNA testing company to provide tailored therapeutics to address solutions based on genetic test indications. The DNA test maps each user’s endocannabinoid system and matches the results with a specific cannabinoid ratio and terpene profile aligned with their genotype. Our team of research scientists developed a protocol to align distinctive markers found in the genetic test results with products to help consumers treat or offset a variety of health conditions. Genetic tests like these are being used in diagnosing mental conditions, including depression, PTSD, anxiety, OCD, and even more. Based on these test results, we can recommend the most effective wellness products based on formulation, dosing and delivery for any specific condition.

Zephyr’s expertise and industry “know-how” has led to the identification of key opportunities within the biotech, consumer healthcare, and nascent cannabis-based medicine space.

●	Proprietary Technology and Patents

○	Proprietary technology assets and patents allow for innovative product development to quickly build brand recognition and market share via a differentiated product line.

○	Existing product development opportunities

●	Diversified Recurring Revenue

○	The platform provides multiple vertically integrated Supply Chain Related Channels (“SCRC”) and business opportunities.

●	Domestic and International Distribution

○	Both domestic and international distribution channels exist to quickly leverage and build marketing and sales opportunities.

●	Supported by Our Deep-Rooted Industry Network

○	Ability to leverage operational efficiencies, industry insight, and SCRC industry relationships to drive value.

TARGET A: Pure Hemp Botanicals
Respected and Successful Hemp Brand

BUSINESS OVERVIEW

●	A respected WebMD®-preferred, federally compliant, hemp-derived products brand with multiple formats and potencies with a compassionate care, health focused message. The pioneering founders, floriculturists, supplements industry veterans believed passionately in the holistic benefits of full spectrum hemp extracts and in the quality control systems needed to ensure purity and efficacy from farm to extraction.

●	Zephyr has entered into a Letter of Intent (LOI) to acquire all assets and IP of Target A Company. Target A Company has achieved exceptional R&D and business development advances, while focused on FDA cGMP manufacturing and customer service and fulfillment excellence. A respected brand with loyal nationwide customer base since 2015.

●	Data driven and analytical, with a well-developed digital marketing strategy, the brand has developed key relationships, including WebMD®, which increases credibility as a preferred CBD brand and ensures maximum value.

FINANCIAL OVERVIEW

●	Revenue

●	2022A: $620K

○	Well established digital presence with e-commerce and API functioning smoothly.

○	Company A has a substantial digital footprint with its brand of nutraceutical CBD products and all-natural hemp tealicious™ tea brand.

○	Beyond the rollout of its own brand of supplements, the Company positioned itself as a “disruptive” innovator in the nascent CBD market.

○	Opportunity to increase new sales revenue with existing customer base with “next-gen” liposome products which are not available in the market.

STRATEGIC RATIONALE

●	Synergies created with Zephyr’s biotechnology delivery platform and next-gen liposome manufacturing expertise for R&D and cost savings.

●	Leverage current contract manufacturing relationships to produce unique formulation combinations of powerful vitamins and supplements in a variety of formats from raw ingredients (powders, liquids, and gels) to finished consumer products (drink powders, lotions, and gummies).

●	Advanced discussions with large vitamin/nutraceutical vendors who are seeking the disruptive advantages provided by Zephyr drug delivery platform and the patented technologies for the formulation of a “next-gen” group of “gummies”, vitamins, and other nutraceutical products.

●	Advanced discussions with a CBD conversion technology company to develop unique and customized products with cannabinoids, terpenes and other nutraceutical ingredients that meet precise standards of consistency, potency, measurability and reliability in high densities. The resulting products will combine different minor cannabinoids into precise formulations geared towards specific needs. Using this advanced technology within the DNA/gene testing program will enable exciting and innovative product opportunities for pharmaceutical quality cannabinoid products.

●	Zephyr will drive increased demand for its proprietary liposome technology through directed SEO marketing and affiliate network campaigns and introduction to international distribution channels.

●	Strong marketing and business development team committed to serving a greater purpose within the broader Zephyr platform.

TARGET B: Skin Actives LLC
Cosmeceutical Technology and Brand Development platform

BUSINESS OVERVIEW

●	Zephyr management believes that a robust IP portfolio strengthens its strategic operating position and value proposition both now and into the future. By leveraging proprietary and cost-efficient formulations and technologies Zephyr will deliver a clear pathway for the development of a unique product brand pipeline.

●	Zephyr has entered into a Letter of Intent (LOI) to acquire all assets and IP of Target B Company. The company has achieved exceptional scientific and R&D advances and is identified as a world leader in developing synergistic combinations of active ingredients for topical products.

●	With over 18 years of product ingredient development expertise using the most advanced ingredients in the world, produced by Dr. Hannah Sivak and her company’s protein engineering experts.

●	Unique biotechnology advances of research grade proprietary bio-identical ingredients positioned for patent applications and medical trials.

○	To monetize these technologies, Zephyr will leverage an asset-light production process to introduce its technology and produce the base nano-liposomal bio-complexes (secret-sauce) in-house. Zephyr will utilize its current contract manufacturing relationships to produce its novel product line to scale for health and lifestyle conscious consumers and market and distribute via a Direct to Consumer (DTC) strategy. Several potential licensing opportunities also exist with the large consumer, and pharmaceutical companies which will be further developed.

○	Major distribution relationships with Barentz USA and Presperse.

FINANCIAL OVERVIEW

●	Revenue

●	2022A: $1.7M

●	Company’s founders have spent significant time and resources since the initial R&D of proprietary scientific product development to create their proprietary skin care products.

●	Specialty in high-value custom product development – including collaboration with Holistic Beauty Group to roll out three products for major brand and Sephora launch in 3Q 2023. Consumer product introduction has also focused on high-end luxury cosmeceutical products in collaboration with aesthetic health spas and MLM’s such as Pomifera.

STRATEGIC RATIONALE

●	Target B provides Zephyr a key component for the formation of a platform IP “vault” with cutting-edge, “next-gen” solutions to penetrate current and future untapped markets within the nutraceutical, cosmeceutical, cannaceutical and pharmaceutical industries.

○	Zephyr is in discussions to introduce its unique cosmeceuticals and recently developed CBD skincare line with a well-established Hollywood based aesthetics “spa to the stars” to capture a larger percentage of the current market demand.

●	Advanced discussions with vendors (aesthetic health spas) who are seeking the disruptive advantages provided by Target B technologies for topical skincare (acne, dry skin, burns, wound healing, psoriasis, shingles, and pre and post operative care).

●	The platform provides for unique product introductions for – newly developed CBD product line and other phytocannabinoids and non-psychotropic compounds, the infusion of adaptogenic compounds, vitamins, minerals, and other unique botanicals for topical skincare, and other cosmeceutical products.

●	Upon funding, Zephyr will plan to utilize a small R&D and manufacturing facility for the manufacturing of proprietary (bio complex and liposome compounds) for use with key contract manufacturing operations.

●	Strong scientific and medical research-development team with strong academic relationships in major institutions who are committed to serving a greater purpose within the broader Zephyr platform.

COMPETITION

Zephyr Group, Inc. is a diversified company that operates in several distinct industries, including nutraceuticals, pharmaceuticals, cosmeceuticals, and cannabis. These industries are all growing and evolving rapidly, driven by increasing consumer demand for natural and plant-based products and the growing acceptance and legalization of cannabis.

Nutraceutical Industry: The nutraceutical industry is a rapidly growing sector, driven by an increasing interest in natural health and wellness products. The market is highly fragmented, with a large number of small and mid-sized players operating in the space. The top players in the market include Amway, Herbalife, Nestle, Danone, and Pfizer, among others. These companies have been expanding their product portfolios by launching new and innovative products to meet the increasing demand for natural and organic ingredients. The market is expected to reach USD $722.49 billion by 2028, growing at a CAGR of 8.3% from 2021 to 2028. The growth of the market is driven by rising consumer awareness about the benefits of nutraceutical products, increasing healthcare costs, and growing demand for functional food and beverages.

Pharmaceutical Industry: The pharmaceutical industry is a highly regulated sector, focused on the development and manufacture of drugs for the treatment and prevention of diseases. The market is dominated by a few large players, including Pfizer, Roche, Novartis, Merck, and Johnson & Johnson, among others. The global pharmaceutical market was valued at $1.3 trillion in 2021 and is expected to reach USD $1.57 trillion by 2028, growing at a CAGR of 6.4% from 2021 to 2028. The growth of the market is driven by factors such as increasing prevalence of chronic diseases, aging population, and growing demand for personalized medicine.

Cosmeceutical Industry: The cosmeceutical industry is a rapidly growing segment of the beauty and personal care industry, with a focus on products that bridge the gap between cosmetics and pharmaceuticals. The global cosmeceutical market was valued at $52.87 billion in 2020 is projected to grow at a CAGR of 8.81% from 2020 to 2027, according to a report by Research And Markets. The key factors driving this growth include increasing consumer awareness about the benefits of cosmeceutical products, the rise in disposable income, and the growing demand for anti-aging and anti-acne products. These products typically contain active ingredients that offer therapeutic benefits beyond what is typically found in traditional cosmetics. Some of the key players in the cosmeceutical industry include L’Oreal S.A., Johnson & Johnson, Procter & Gamble Co., Unilever PLC, Este Lauder and Beiersdorf AG, among others. These companies have been investing in research and development to create innovative products with natural and organic ingredients to meet evolving consumer demands.

Cannabis Industry: The cannabis industry is a rapidly growing sector, driven by the legalization of cannabis for both medical and recreational purposes in many parts of the world. The cannabis industry includes products derived from the cannabis plant, such as marijuana and hemp. According to a report by Grand View Research, the global legal marijuana market size was valued at USD $17.5 billion in 2020 and is expected to expand at a compound annual growth rate (CAGR) of 18.1% from 2021 to 2028.The market is highly fragmented, with a large number of small and mid-sized players operating in the space. The top players in the market include Canopy Growth, Aurora Cannabis, Aphria, Tilray, Acreage Holdings, and Cronos Group. The growth of the market is driven by factors such as increasing legalization of cannabis, growing acceptance of cannabis for medical purposes, and increasing demand for cannabis-based products such as oils, tinctures, and edibles. However, the market also faces challenges such as regulatory hurdles and quality control issues.

Overall, these industries are highly competitive, with key players investing in research and development, expanding product portfolios, and leveraging new technologies to stay ahead of the competition. The growing demand for natural and organic ingredients, as well as the increasing acceptance of cannabis, are expected to drive the growth of these industries in the coming years.

The nutraceutical industry is expected to continue growing as consumers become more health-conscious and seek out natural remedies to maintain or improve their health. The pharmaceutical industry is also growing, as new treatments and therapies are developed to address a wide range of health issues. The cosmeceutical industry, which combines cosmetics and pharmaceuticals, is also expanding as consumers look for skincare and beauty products that offer health benefits.

Finally, the cannabis industry is rapidly growing as more countries legalize marijuana for medical and recreational use. This presents a significant opportunity for Zephyr Group, Inc. to develop innovative cannabis-based products and capture a share of this emerging market.

Overall, Zephyr Group, Inc. operates in several growing industries. The company focuses on creating natural and sustainable products that are free from harmful chemicals, and offers a range of innovative, nutraceutical, skincare, and cannabis-related products that are targeted towards individuals searching for natural alternatives to current industry options.

Although the identified established companies have a significant market presence, newer players like Zephyr Group Inc. have the potential to disrupt the market with the introduction of innovative products, early mover advantage, intellectual property, and a focus on sustainability. As the collective industries continue to evolve, companies that can stay ahead of the curve and “bridge the gap” to meet the changing demands of consumers will be well-positioned for success.

Also, as consumers become increasingly concerned about the impact of pharmaceutical drugs and cosmetics on the environment, companies like Zephyr Group Inc. will be well-positioned to capture an important share of this growing market.

DESCRIPTION OF BUSINESS

Zephyr Group, Inc., (“the Company”) was organized and incorporated as an Arizona corporation in June 2021 as a holding company for the purpose of prospectively acquiring one or more operating companies in the cosmetic - nutraceutical industries. Managements of future acquired companies will be retained and acquisitions will be separately operated as wholly owned subsidiaries of the Company.

Zephyr Group, Inc. was initiated with a vision to create a plant-based biotech platform company focused on health, wellness, and unique pharmaceutical grade consumer products. Since its formation, the team at Zephyr has been in a forward focused developmental position spending considerable time and resources to hone our corporate strategy, knowledge, and experience. Simultaneously the Zephyr management suite has also gleaned a significant understanding of the nascent cannabis industry.

Our mission at Zephyr is simple: to extend the healthy human lifespan through innovative biotechnology solutions. Our goal is to optimize the human health span by unleashing the full potential of the body and mind. As a team - we are dedicated to leveraging our technology and life science R&D abilities by researching and developing natural cutting-edge supplements, therapies, and treatments that will enable individuals to fully enjoy the benefits of youth and vitality well into their later years.

The impact on a post COVID-19 world has focused individual attention on preventive healthcare measures including dietary supplements which are more and more becoming a part of people’s everyday lives. Greater emphasis has been made to present herbal nutraceuticals that are effective on hard curative disorders related to oxidative stress including allergy, Alzheimer’s and Parkinson’s disease, cardiovascular, cancer, diabetes, auto-immune, inflammatory, and as well as obesity and even aging.

Our commitment is to balance moral purpose and high-performance.

To capitalize on this opportunity Zephyr will raise up to $10 Million in a Reg A+ offering to fund company operations, future acquisitions, and the Company’s ultimate listing to NASDAQ.

A shakeout is continuing to occur in the cannabis/hemp sector; “the weak” are being weeded out and “the strong” will build their market share through better business practices, superior marketing, and well-timed acquisitions. Zephyr has spent several months identifying and reviewing specific companies that share our vision and which have agreed to join the Zephyr platform. These companies provide the base “route to market” and technological IP to improve the “bioavailability” and efficacy of our proprietary nutraceutical, cosmeceutical and cannaceutical formulations.

Zephyr Group is confident in its platform strategy as it provides a distinctive approach that will allow it to respond in sequence to market conditions, consumer interest, evolving governmental regulations and realize efficiencies coupled with oversized investment gains as a result of consolidation and optimization.

A modern “plant-based” industrial revolution is emerging, based on naturally sourced materials ~ traditional remedies combined with new technology, next-gen liposomal drug delivery systems and recently reclassified controlled substances such as cannabis.

We see a competitive advantage in “bridging the gap” between the current nutraceutical and pharmaceutical world and the emerging world of cannabis and psychotropic compounds. By focusing on our “parallel” plant-based, biotech business development, and investment growth strategy Zephyr will grow unencumbered by any legal or regulatory issues faced by a singular cannabis focus.

Since the 1990s, the biotech and pharmaceutical industries have been dominated by large multinational companies using gene engineering and other novel technologies to develop innovative products, crops, and drugs to meet the needs of an industrialized society all led by those developments made within the lab.

For example, liposomes have revolutionized cancer therapy by their broad clinical applications. Liposomes overcome the limitations of conventional chemotherapy by improving the bioavailability and stability of the drug molecules and minimizing side effects by site-specific targeted delivery of the drugs. Several of the currently FDA approved cancer drugs leverage liposomal delivery technology for cancers including but not limited to metastatic pancreatic, acute lymphocytic leukemia, Kaposi’s Sarcoma, ovarian cancer, breast cancer, eye disorders, acute nonlymphocytic leukemia.

Nutraceuticals may be used to improve health, delay the aging process, prevent chronic diseases, increase life expectancy, or support the function and structure of the body. Nowadays, nutraceuticals have received considerable interest due to their potential nutritional, safety, and therapeutic effects. While continuing studies have shown promising results for these compounds in various complications, more recent effort has been devoted to presenting new concepts about nutraceuticals based on their therapeutic and disease-modifying indications.

Popular nutraceuticals like ginseng, echinacea, green tea, glucosamine, omega-3, and nootropics such as Lions Mane Mushroom to recently decriminalized “green” alternatives such as cannabis/hemp and psychotropics such as psilocybin (magic mushrooms), possess multiple therapeutic properties and many have received considerable interest due to potential nutritional, safety, and therapeutic effects for conditions such as post-traumatic stress disorder (PTSD), severe depression and opioid use disorder.

Big pharma has not missed a beat either, with recent multi-billion-dollar acquisitions by companies like Jazz Pharmaceuticals of GW Pharmaceuticals plc, the cannabinoid-based (Epidiolex - epilepsy) medicine developer, and Pfizer’s acquisition of Arena Pharmaceuticals, a clinical-stage company with a diverse drug portfolio including cannabinoid-based (Olorinab - visceral pain) drug.

According to Grandview Research, the global nutraceuticals market size was valued at USD $454.55 billion in 2021 and is expected to expand at a compound annual growth rate (CAGR) of 7.5% from 2021 to 2030. The growing demand for dietary supplements is expected to be a key driving factor for the market over the forecast period. A favorable outlook towards medical nutrition in light of the increasing application for the treatment of various disorders is likely to continue to stimulate the growth of nutraceutical, cosmeceutical and cannaceutical supplements.

OUR APPROACH

With an optimistic view toward a new normal, Zephyr Group will establish itself as a differentiated and diversified biotech innovator by introducing lean manufacturing processes designed to optimize production, and better-align supply and demand forecasting for our nutraceutical, cosmeceutical, cannaceutical and pharmaceutical products as we seek to improve efficiencies across our regional, domestic, and global expansion.

Rising healthcare costs, coupled with the increasing geriatric population across the world are anticipated to assist the industry’s growth over the forecast period. Consumers’ attitude is observed to be very positive towards nutraceutical products mainly on account of the added health and wellness benefits offered by these products. The biotech and nutraceutical industries are targeting some of the same lifestyle disease growth markets. A rising geriatric population, recent COVID-19 pandemic, increasing healthcare costs, changing lifestyle, innovations, and expectations regarding higher prices have led to opportunities in R&D and licensing through new business models and collaboration opportunities aiding overall growth.

The U.S. has witnessed an increasing demand for dietary supplements over the past few years owing to the growing importance of preventive health care among consumers. Multi-vitamins that provide essential nutrients are becoming an integral part of a healthy lifestyle among consumers in the U.S., and this trend has surged during the COVID-19 pandemic in the U.S. A particular trend of note: the “gummy” market is expected to grow at a compound annual growth rate of 12.6% from 2021 to 2028 to reach $42.06 billion USD by 2028.

Zephyr Group sees the market similarly – we’ve placed a value on the defensible IP mechanisms comprising the delivery and or efficacy of our products rather than placing an emotional premium on an individual ingredient which may fall out of vogue.

Furthermore, high adoption rates of herbal medicines among individuals across the globe on account of the rising concerns over hazardous effects associated with conventional pharma drugs are expected to expand the market size over the forecast period.

In the wake of the COVID-19 pandemic, the demand for dietary supplements, wellness, and lifestyle products has soared. Immunity boosting supplements have become mainstream over the past year and this has led to a significant change in buying patterns and consumer behavior. Moreover, after the COVID-19 pandemic, preventive healthcare measures such as dietary supplements will become a part of people’s everyday lives. Thus, the COVID-19 pandemic across the globe has paved the way for nutraceuticals to build a strong presence in the global market.

On December 20th, 2018, Congress passed, and former President Trump signed the 2018 Farm Bill into law. The bill removed hemp from the Controlled Substances Act, effectively legalizing the plant federally and allowing it to be grown, processed, and sold as an agricultural commodity. The bill paved the way for a fully legal agricultural hemp industry in the U.S., allowing hemp-derived CBD products to be legally introduced to the public marketplace.

While negatively impacted by COVID-19 in 2020/21, the global industrial hemp market size was valued at USD $4.13 billion in 2021 and is expected to expand at a compound annual growth rate (CAGR) of 21% from 2022 to 2030.

Despite the current broad bear market downturn that the hemp marketplace has experienced, the industry has proven itself resilient. A “shakeout” is occuring as industry players are being weeded out while well-heeled players continue to build upon their market share through improved business practices, thoughtful marketing, and well-timed acquisitions.

The current hemp marketplace is at an inflection point and Zephyr Group’s analysis of the missteps within the industry has provided a clear understanding of the various inherent bottlenecks. COVID-19 exposed the fragility of broad supply chains even within the “disconnected” hemp industry.

EMPLOYEES

We have two employees. D. Roy Serventi is our President/CEO and director. Jerry Washburn, CFO and director.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors.

USE OF PROCEEDS

 We are offering, on a best-efforts basis, a number of shares of our common stock at a fixed price per share of $1.00 with a minimum of 500 shares to be sold up to a maximum of 10,000,000 shares. We will receive a maximum of 94% of the gross proceeds. The Offering will be conducted as a “Tier 2 Offering” under Regulation A (the “Offering”). The minimum per-investor investment in this Offering is $500.00. The Offering will be conducted on an exclusive basis by an engaged broker- dealer, on a “best-efforts” basis, which means our broker-dealer will use its commercially reasonable best efforts in an attempt to offer and sell the shares.

Our directors and officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the directors and officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. The following table sets forth the uses of proceeds based on the offering price of $1.00 per if 25%, 50%, 75%, and 100% of the maximum amount of common shares registered in the offering (10,000,000) are sold resulting in 70% of gross proceeds received by the Company.

There is no assurance that we will sell any shares or raise the maximum offering proceeds as anticipated.

If 10,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Acquisition of Company A	$350,000
Acquisition of Company B	$500,000
Legal and Accounting	$350,000
Financing Costs	$825,000
Working Capital	$7,975,000
TOTAL	$10,000,000

If 7,500,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Acquisition of Company A	$350,000
Acquisition of Company B	$500,000
Legal and Accounting	$350,000
Financing Costs	$618,750
Working Capital	$5,681,250
TOTAL	$7,500,000

If 500,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Acquisition of Company A	$350,000
Acquisition of Company B	$500,000
Legal and Accounting	$350,000
Financing Costs	$412,500
Working Capital	$3,387,500
TOTAL	$5,000,000

If 25,000,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Acquisition of Company A	$350,000
Acquisition of Company B	$500,000
Legal and Accounting	$350,000
Financing Costs	$206,250
Working Capital	$1,093,750
TOTAL	$2,500,000

The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

Our Common Stock is not currently quoted. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no assurance that our Common Stock will trade at market prices in excess of our offering price as prices for the Common Stock in any public market which may or may not develop further will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the Common Stock, investor perception of us and general economic and market conditions.

DILUTION

Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this Offering. There are no purchased shares prior to this offering, therefore this offering will have no dilution effect.

PLAN OF DISTRIBUTION

We are offering a maximum of 10,000,000 shares of Common Stock in this Offering for a fixed purchase price of $1.00 per share.

The Company has entered into a Placement Agent agreement with Entoro Securities, LLC. Our Common Stock offered through this offering is being made by the Placement Agent and FINRA approved Brokers/Dealers assigned by the agent. Our Common Stock may be sold or distributed from time to time to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication notwithstanding the Company may also use crowdfunding sites, brokers, dealers, or underwriters who may act solely as agents at a price of $1.00 per share. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions; transactions involving cross or block trades; through brokers, dealers, or exhibits who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents; in privately negotiated transactions; or any combination of the foregoing. We may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this offering statement. In addition, we may transfer the shares of our common stock by other means not described in this offering statement. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Company and/or purchasers of the common stock for whom the broker-dealers may act as agent.

The Company may close on investments on a “rolling” basis (so not all investors will receive their common shares on the same date). Investors may subscribe by tendering funds by check, wire transfer, credit or debit card or ACH transfer to an escrow account controlled by the Company and its Placement Agent until the Company has accepted the investor’s subscription. Upon closing, funds tendered by investors will be made available to the Company. The Company has the right to refuse to sell the securities to any prospective investor or for any reason in its sole discretion, including, without limitation, if such prospective investor does not promptly supply all information requested by the company in connection with such prospective investor subscription. In addition, in the company’s sole discretion, it may establish a limit on the purchase of Series Interests by particular prospective investors.

The Company has 20,355,000 shares of Common Stock issued and outstanding as of the date of this offering circular. The Company is registering an amount of shares of its common stock for sale not to exceed $75,000,000 at the fixed price of $1.00 per share.

In connection with the Company’s selling efforts in the offering, our officers/directors, if they sell our stock, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our officers/directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Neither D. Roy Serventi nor Jerry Washburn will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither D. Roy Serventi nor Jerry Washburn are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, D. Roy Serventi and Jerry Washburn will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. D. Roy Serventi and Jerry Washburn will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive 94% of the proceeds from the sale of the common shares being offered on behalf of the Company. The price per share will be fixed at $1.00 for the duration of this offering unless otherwise amended.

Broker-Dealer

We have engaged a broker-dealer to promote the sales of our shares. Our Broker-Dealer is:

Entoro Securities, LLC

333 W. Loop N Freeway, STE 333

Houston, TX 77204

Our shares of Common Stock are being offered and sold by the Company through through the Entoro Securities, LLC (“Entoro”)-affiliated online listing platform “OfferBoard” at www.entoro.com on a best efforts basis. OfferBoard is owned by OfferBoard, LLC, a subsidiary of Entoro Securities, LLC’s parent Entoro LLC.

OfferBoard will also perform certain administrative and compliance related services in connection with all shares of Common Stock sold in this offering such as:

●	Review investor information for investors in this offering, including performing and/or reviewing KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer;

●	Review each investor’s subscription agreement to confirm such investor’s participation in the Offering, and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation;

●	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and

●	Coordinate with third party providers to ensure adequate review and compliance.

Our broker-dealer is a member of the Financial Industry Regulatory Authority (FINRA). FINRA is not a government agency. Rather, it is an independent regulatory body. FINRA has established rules that govern their member brokers and dealers engaged in the sales and promotion of securities. For more information, please see FINRA’s website at finra.org.

Our broker-dealer is also a member of Securities Investor Protection Corporation (SIPC). SIPC is an insurance mechanism that protects investors in the event that a broker-dealer, such as Entoro, fails. In such an event, investors may regain control over cash and securities that were being held by the broker-dealer at the time of failure. This will likely not provide you any protection because Entoro is not authorized to receive cash from investors and has not been authorized to hold our securities. For detailed information on the scope of Entoro Securities, LLC’s role in the sale and promotion of our shares, please see the engagement contract presented in Exhibit 1A-1 in the Offering Statement.

Investor Funds

Investor funds will be held by us pending a closing or the termination of the offering. All subscribers will be instructed by us or our agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the Company. Funds received by us will be applied to the Company.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

Compensation

Entoro will charge 1% of the gross offering proceeds, except in instances where it has facilitated sale, for which funds specifically it will instead charge 6%. For example, if the Company directly solicits an investment from an investor, and Entoro played no role in facilitating this investors’ investment, Entoro will still earn a 1% commission on such investment. Entoro will also charge a $10,000 advisory/consulting fee, which is deemed to be earned on the latter of SEC qualification of the offering statement of which this offering circular is a part, or the issuing by FINRA of a No Objection Letter regarding Entoro’s compensation structure. In addition, we have advanced $10,000 to Entoro towards expenses, such as due diligence expenses, technology platform setup costs, and other support necessary prior to qualification of this offering. This advance is refundable to the extent not used. More broadly and inclusive of the $10,000 advance, we have agreed to reimburse Entoro for all out-of-pocket expenses incurred in connection this engagement, including reasonable travel and amounts paid to outside professionals or experts retained in connection with Entoro’s performance under the engagement, up to a maximum of $40,000, with $15,000 being the maximum allocated for reimbursement for use of outside counsel, which Entoro may engage to assist in connection with its services in this offering. Also included under expenses, we have reimbursed Entoro its filing fee of approximately $2,000 paid to FINRA for a review of Entoro’s compensation for its services in connection with this offering. The maximum expenses of $40,000 includes maximum reimbursement for outside counsel fees and any expenses incurred in conducting background checks.

While Entoro’s agreement references charges for background checks of management and significant stakeholders, we obtained such background checks through other channels acceptable to Entoro, so there will be no associated charges involving Entoro or its service providers in this offering.

The broker-dealer is not entitled to fees based on a right of refusal.

The total minimum compensation Entoro would be entitled to if the Company issued the maximum number of securities under a $10,000,000 raise would be $120,000, made up of $100,000 in 1% commission, a $10,000 expense advance and $10,000 in advisory and consulting fees. The total maximum compensation Entoro would be entitled to if the Company issued the maximum number of securities under a $10,000,000 raise, if all proceeds were facilitated by Entoro’s efforts, and if possible expenses were maximized, would be approximately $650,000, made up of approximately $1 million in 6% commission, maximum expenses of $40,000, and $10,000 in advisory and consulting fees.

Our Broker-Dealer has been authorized to promote the sales of our Company Stock through direct solicitation and marketing campaigns and subsequently directing prospective investors to the technology platform, which is operated by OfferBoard.

The Offering is now being made through Entoro Securities, LLC (“Entoro Securities”), Member FINRA/SIPC, who will act as the broker/dealer of record. Its principal address is 333 W. Loop N., Suite 333, Houston TX, 77024. There is no minimum amount of shares required to be sold in this Offering.

To the extent permitted by law and our certificate of incorporation, we will indemnify the participating broker- against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the Placement Agent Agreement with Entoro Securities (the “Broker Dealer Agreement”). Nevertheless, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

Funds can be accepted via wire, credit card, debit card or ACH transfer to Zephyr Group, Inc.

All checks for subscriptions must be made payable to Zephyr Group, Inc. Our transfer agent will deliver account summary directly to the purchasers for sale of shares held in book entry within sixty (60) days of the close of the offering. All shares will be issued to investors in this offering in book entry form.

Right to Reject Subscriptions

We may terminate this offering at any time for any reason at our sole discretion. Investors should understand that acceptance of their funds by us does not necessarily result in their receiving shares; funds received by us may be returned. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned promptly by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail including but not limited to electronic email within two business days after we receive subscription agreement and funds.

DESCRIPTION OF SECURITIES

The aggregate number of shares which this Corporation shall have authority to issue is: One Hundred and Twenty Million (120,000,000) shares of no-par value each, which all the shares shall be designated “Common Stock”.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. We have cumulative voting for the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. There are 20,355,000 shares of Common Stock issued and outstanding.

Preferred Stock

We have no shares of preferred stock issued and outstanding.

Options and Warrants

None.

Convertible Notes

The Company has a $500,000.00 Convertible Promissory Note outstanding with KMK Group of Hong Kong.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business operations.

Transfer Agent

Our transfer agent is Sedona Equity Registrar & Transfer, Inc. Our transfer agent is registered with the Securities and Exchange Commission.

Sedona Equity Registrar & Transfer, Inc

143 W. Helena Dr.

Phoenix, AZ 85023

Email; salli.marinov@sedonaequity.com

602 620 1554

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl Ranno, attorney at law.

The financial statements included in this offering circular and the offering statement have been audited and reviewed by Semple, Narchal & Cooper, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the offering statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

Upon this offering becoming qualified, we will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Prior to our qualification investors may contact us at the address as set forth above or there shall be amendments to this Regulation Statement.

DESCRIPTION OF FACILITIES

We rent our offices located at 7135 E. Camelback Rd., Suite 320, Scottsdale, AZ 85251 for $1,400.00 per month.

LEGAL PROCEEDINGS

The Company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents, trademarks, or any intellectual property.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

Name	Age	Position
D. Roy Serventi	62	Chief Executive Officer and Director
Jerry Washburn	79	Chief Financial Officer and Director

D. Roy Serventi

Founder and CEO/Director

of Zephyr Group, Inc. and the Founder and Managing Partner of The Miramar Group, LLC. He has worked in executive positions with many prominent investment firms including Merrill Lynch & Company, John Hancock, The Principal Financial Group, Wedbush Securities, and as a Principal in venture capital and private equity. With his extensive investment and business background he has assisted companies in medtech, fintech, ecommerce, sports entertainment, real estate, and aerospace.

Credited with several public and private financings totaling over $1Billion, he has served as an advisor on transactions in both the private and public sectors, from M&A, debt and equity financings, corporate divestitures, private company sales, and management buy outs. A multi-lingual professional, he will leverage his international investment and business experience to lead the company’s corporate vision, development, and growth. An alumnus of the University of Arizona, (Bachelor of Science in Business Administration), Roy has also completed graduate level studies and certifications and maintains several investment securities licenses and certifications.

Jerry Washburn

CFO/Director

Mr. Washburn is an experienced C-Suite executive who brings superior strategic aptitude and mature business judgement gained from diverse experience in a variety of public and private companies in alternative energy, software and technology, construction, professional services, eCommerce, manufacturing and Big Four audit consulting industries.

Washburn commenced his career with Arthur Andersen & Company where at the end of an 11-year career he was engagement head of the world-wide independent audit of Georgia Pacific Corporation. Following Andersen, Washburn served in senior leadership roles at Total Information Systems, Inc., (CEO) an ERP software developer, IPRO, Inc., (President) a digital imaging technology developer, OneSource Technologies, Inc., (COO) a large-scale digital equipment technology service provider, Modern Industries, Inc. (CFO) a nano-tolerance machine tool exotic metal parts manufacturer, Blue Sun Energy, Inc., (CFO/COO) a renewable liquid fuels refiner and Zyppah, Inc. (CFO) a medical device eCommerce sales and distributor.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company will be filing with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company’s internal accounting controls, practices and policies.

Family Relationships

None.

Director Independence

We do not have any independent directors.

Committees of the Board of Directors

Our Board does not have any committees, as companies whose securities are not traded on a national exchange are not required to have Board committees. However, at such time in the future that we appoint independent directors on our Board, we expect to form the appropriate Board committees and identity an audit committee financial expert. All functions of an audit committee, nominating committee and compensation committee are and have been performed by our Board.

Director Nominations

Our Board believes that, considering our size, decisions relating to director nominations can be made on a case-by-case basis by all members of the Board without the formality of a nominating committee or a nominating committee charter. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right to do so in the future.

The Board does not have an express policy with regard to the consideration of any director candidates recommended by shareholders since the Board believes that it can adequately evaluate any such nominees on a case-by-case basis; however, the Board will evaluate shareholder-recommended candidates under the same criteria as internally generated candidates. Although the Board does not currently have any formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important, as would the ability to attend and prepare for Board committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board.

Board Oversight

Our management is responsible for managing risk and bringing the most material risks facing the Company to the Board’s attention. Because we do not yet have separately designated committees, the entire Board has oversight responsibility for the processes established to report and monitor material risks applicable to the Company relating to (1) the integrity of the Company’s financial statements and review and approve the performance of the Company’s internal audit function and independent accountants, (2) succession planning and risk related to the attraction and retention of talent and to the design of compensation programs and arrangements, and (3) monitoring the design and administration of the Company’s compensation programs to ensure that they incentivize strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk taking by Company employees.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members, as well as a particular nominee’s contributions to that mix. Although there are many other factors, the Board seeks individuals with industry knowledge and experience, senior executive business experience, and legal and accounting skills.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our two present Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Directors have determined that we have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K. We do not have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that the Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Directors of the Company do not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or

4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) Any Federal or State securities or commodities law or regulation; or (ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take action to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Our directors received cash compensation since the beginning of 2023 and none in 2022. The following table sets forth the compensation of the Company’s officers since inception, through today.

Name	Year	Salary	Bonus	Stock Award(s)	Option| Awards	All Other Compensation	Total
D. Roy Serventi	2023	$8,000.00	None	None	None	None	$8,000.00
Founder and CEO/Director
Jerry Washburn CFO/Director	2023	$8,000.00	None	None	None	None	$8,000.00

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have employment or consulting agreements with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to 20,355,000 shares of our common stock issued, outstanding, and beneficially owned as of July 13, 2023 by (i) each person known to us to be the beneficial owner of more than 5% of our common equity; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the people to whom the information is given had sole voting and investment power over the shares of common equity shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (Common Shares)	Approximate Percentage of Class (Common)	Approximate Total Voting Percentage
Officers and Directors	-	-	-
D. Roy Serventi (1)	16,000,000	78.6%	-
Jerry Washburn (2)	1,000,000	4.9%	-
5% or Greater Shareholders	-	-	-
NONE	-	-	53.81%
	-	-	35.87%
Total Voting Percentage (5% or greater shareholders and Officers/ Directors as a group)	17,000,000	83.5%	89.74%

(1)	D. Roy Serventi serves as our Chief Executive Officer and Director. He owns 16,000,000 shares of our Common Stock through his company Miramar Group, LLC, an Arizona limited liability company, which he controls. These are founders shares

(2)	Jerry Washburn serves as our Chief Financial Officer and Director. He owns 1,000,000 shares of our Common Stock through his company Meow Buddy & Bro, LLC, an Arizona limited liability company, which he controls. These are founder shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended June 30, 2022, related party paid $200,000 of expenses on behalf of the Company,

for general and administrative expenses, and $1,000 was paid by a shareholder of the Company. The affiliated entity was reimbursed in-full as of June 30, 2022. The payment from the shareholder was accounted for as an equity contribution.

Director Independence

Currently, the Company does not have any independent directors. Since the Company’s Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of the NASDAQ Stock Market to make this determination.

Under NASDAQ Listing Rule 5605(a)(2), an “independent director” is a “person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.”

We do not currently have a separately designated audit, nominating or compensation committee. However, we do intend to comply with the independent director and committee composition requirements in the future.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

FINANCIAL STATEMENTS

ZEPHYR GROUP, INC.

Financial Statements

For the Fiscal Year ended 30 June 2022

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Zephyr Group, Inc.

Scottsdale, Arizona

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Zephyr Group. Inc. (the “Company”) as of June 30, 2022. the related statements of operations, shareholders’ equity, and cash flows for the year ended June 30. 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2022, and the results of its operations and its cash flows for the year ended June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a loss from operations, negative cash flows from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Certified Public Accountants

We have served as the Company’s auditor since 2022.

Phoenix, Arizona

April 10. 2023

TEL 602-241-1500 ● FAX 602-234-1867 ● WWW.SEMPLECPA.COM

ZEPHYR GROUP, INC.
Balance Sheet
At 30 June 2022

ASSETS
Current Assets
Cash and equivalents	$299,969
Total Current Assets	299,969
TOTAL ASSETS	$299,969

LIABILITIES & SHAREHOLDERS’ EQUITY
Current Liabilities
Payables	$-
Convertible Note Payable	500,000
Total Current Liabilities	500,000
Total Liabilities	500,000
Shareholders’ Equity
Common Stock; no par value, 120,000,000 shares authorized; 20,000,000 shares issued and outstanding	1,000
Accumulated Decifit	(201,031)
Total Shareholders’ Equity (Deficit)	(200,031)
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$299,969

The accompanying notes are an integral part of the financial statements.

ZEPHYR GROUP, INC.
Statement of Operations
For the Fiscal Year Ended 30 June 2022

Revenue	$-

Expense
General and Administrative	200,000
Bank Service Charges	31
Legal	1,000
Total Expense	201,031
Net Loss	$201,031

The accompanying notes are an integral part of the financial statements.

ZEPHYR GROUP, INC.
Statement of Shareholders’ Equity (Deficit)
At 30 June 2022

	Commom Class A Stock		Preferred Stock		Additional	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Paid in Capital	Deficit	Equity (Deficit)
Balance at 30 June 2021	-	$-	$-	$-	$-	$-	$-

Founders Stock Issue	20,000,000	1,000	-	-	-	-	1,000

Net Loss	-	-	-	-	-	(201,031)	(201,031)

Balance at 30 June 2022	20,000,000	$1,000	$-	$-	$-	$(201,031)	$(200,031)

The accompanying notes are an integral part of the financial statements.

ZEPHYR GROUP, INC.
Statement of Cash Flows
For the Fiscal Year ended 30 June 2022

OPERATING ACTIVITIES
Net Loss	$(201,031)
Adjustments to reconcile Net Loss to cash provided/used by operations
Expense Paid by Related Parties	201,000
Cash Used by Operating Activities	(31)

INVESTING ACTIVITIES
Remittance to Related Party	(200,000)
Cash used by Investing	(200,000)

FINANCING ACTIVITIES
Proceeds from Convertible Note Payable	500,000
Cash provided by Financing	500,000

Net cash increase (decrease) for period	299,969
Cash at beginning of period	-
CASH at END of PERIOD	$299,969

The accompanying notes are an integral part of the financial statements.

Note 1. Business

Zephyr Group, Inc., (“the Company”) was organized and incorporated as an Arizona corporation in June 2021 as a holding company for the purpose of prospectively acquiring one or more operating companies in the cosmetic and nutraceutical industries. The intent of the Company is that management of the acquired companies will be retained and acquisitions will be separately operated as wholly owned subsidiaries of the Company.

Because of the financial fallout from the COVID pandemic, no operating activities other than the Company’s incorporation occurred during its initial year of operation. The Company intends to actively pursue its acquisition objectives and fundraising in fiscal 2023 and beyond.

Note 2. Liquidity and Going Concern Considerations

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended June 30, 2022, the Company incurred a net loss of $(201,031), had negative cash flows from operations of $(31), and working capital deficit of $(201,031). These matters raise substantial doubt as to the Company’s ability to continue as a going concern.

The Company’s existence is dependent upon its ability to identify, acquire and develop profitable operations. The Company is devoting substantially all its effort to launching the Company’s next round of capital raise, a ten-to-fifteen-million-dollar ($10M - $15M) transaction to execute its strategic plans. No assurance can be given that its actions will result in profitable operations or the resolution of liquidity problems.

In order to improve its liquidity, the Company is actively pursuing additional debt and/or equity financing through discussions with investment bankers and private investors. There can be no assurance that the Company will be successful in its efforts to secure additional financing.

The financial statements do not include any adjustments relating to the recoverability of assets and the amount or classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Significant Accounting Policies

The accompanying financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

As a corporate holding company substantially all Company revenue and operating costs originate and reside in the books and records of acquired subsidiaries and accordingly will be consolidated and reported as a consolidated entity.

Revenue will be recognized in manner that depicts the transfer of promised goods or services to customers and in the amount that reflects the consideration to which the Company expects to be entitled in exchange for the goods or services. This will generally be when the sales process is complete and products are delivered to the customer.

The Company considers all highly liquid investments with a maturity of three (3) months or less at the time of purchase as cash and cash equivalents. The Company maintains its cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any credit losses to date.

Inventory will be valued at the lower of cost or market, with cost being determined on a first-in, first-out basis.

Equipment will be stated at cost and depreciation will be calculated using the straight-line method of depreciation over the estimated useful lives.

Note 3. Significant Accounting Policies (Continued)

Fair value measurement – the Company measures certain financial instruments at fair value in accordance with Accounting Standards Codification 820, Fair Value Measurement, or ASC 820. ASC 820 specifies a valuation hierarchy based on whether the valuation inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions. These two types of inputs have created the following fair value hierarchy:

Level 1 – Quoted prices for identical instruments in active markets;

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when estimating fair value. These financial instruments may include cash, notes receivable, and note payable. The fair values of these financial instruments approximate their carrying values using Level 3 inputs, based on their short maturities or, for notes payable, based on borrowing rates currently available to us for loans with similar terms and maturities.

Income taxes are provided based on current enacted and applicable income tax rates. Current and deferred income taxes are calculated based on an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Note 4. Convertible Note Payable

In March 2022 Company management approached a Hong Kong investor group seeking to capitalize the Company. Negotiations were finalized in June and the investor group invested five hundred thousand dollars ($500,000) pursuant to a convertible note issued by the Company with the following terms:

Term: Upon the earlier of: (i) consummation of the Company listing its common stock on the Nasdaq or other such US Exchange, or (ii) June 30, 2023 (such date, the “Maturity Date”).

Interest: 6.0% percent per annum simple interest.

Mandatory Conversion Upon an IPO: Upon the consummation of an IPO, the outstanding indebtedness evidenced by the Note will automatically convert into shares of the Company’s common stock (the “IPO Conversion”) at a price equal to 20% discount to the IPO offering price.

Warrants: 50% coverage in common stock purchase warrants (the “Warrants”) with such warrants to be issued upon the occurrence of an IPO with an exercise price equal to the IPO offering price. The Warrants will have a 5-year term and will be for cash exercise only.

Repayment/Conversion without IPO: In the event an IPO is not consummated on or before the Maturity Date or an Event of Default has occurred and is not cured within 30 days, then the Investor shall have the option, in part or in full, to have the Note repaid with interest within six (6) months from the Maturity Date or Event of Default, or convert the Note into Company common stock at a pre-conversion equity valuation of $35 million.

Note 5. Shareholders’ Equity

During 2022 the Company issued twenty million (20,000,000) shares of Class A Common stock to the founders of the Company. The shares have no par value. Common stock represents payments of expenses by a shareholder on the Company’s behalf.

Note 6. Related Party Transactions

During the year ended June 30, 2022, related parties paid $201,000 of expenses on behalf of the Company, of which $200,000 was paid by an affiliated entity for general and administrative expense, and $1,000 was paid by a shareholder of the Company. The affiliated entity was reimbursed in-full as of June 30, 2022. The payment from the shareholder was accounted for as an equity contribution.

Note 7. Subsequent Events

The following significant events occurred after 30 June 2022.

In July 2022 with the $500,000 capital infusion, the Company commenced operating activities by bringing on board a number of advisory and independent contractors that had previously been engaged on a non-compensated basis, securing office facilities and other costs as well as committing to launching the Company’s next round of capital raise, a ten-to-fifteen-million-dollar ($10M - $15M) transaction to execute its strategic plans.

In November 2022 the Company executed a Letter of Intent (“LOI”) with Anthology Brands, Inc., owner of Pure Hemp Botanicals, a branded line of nutraceutical products. Terms of the LOI stipulate the Company will purchase all equipment, products, rights, title, intellectual property, and interest of the Pure Hemp Botanicals brand via an asset purchase with an anticipated closing in Q2 2023.

Also, in November 2022 the Company engaged New Columbia Capital LLC of Arlington Virginia to begin the process of raising capital via a Regulation Crowdfunding campaign as defined by the Securities and Exchange Commission. The Company intends to raise approximately $15 million via this process with an anticipated closing in late Q2 2023.

In March 2023 the Company executed a Letter of Intent (“LOI”) with Skin Active Scientific LLC of Gilbert Arizona for the acquisition of the company via purchase of its issued and outstanding stock with an anticipated closing date of on or before 30 June 2023.

In April 2023 the Company’s Board of Directors approved the grant of 355,000 shares of Common Stock of the Company to a number of individuals who have provided consulting services on behalf of the Company since its inception.

The Company has evaluated subsequent events through April 10, 2023, which is the date the financial statements were available to be issued.

ZEPHYR GROUP, INC.

Financial Statements

For the Nine Months ended 31 March 2023

(Unaudited)

ZEPHYR GROUP, INC.
Balance Sheet
At 31 March 2023
(Unaudited)

ASSETS
Current Assets
Cash and equivalents	$30,882
Inventory	15,950
Advance to owner	48,500
Total Current Assets	95,332
Fixed Assets
Warehouse equipment	35,000
TOTAL ASSETS	$130,332

LIABILITIES and EQUITY
Current Liabilities
Accounts payable	$47,811
Note payable	25,000
Total Current Liabilities	72,811
Investor loan	12,500
Convertible note	500,000
Total Liabilities	585,311
Equity
Common stock, no par value, 120,000,000 shares authorized, 20,355,000 issued and outstanding	1,000
Additional Paid-In Capital	23,667
Accumulated deficit	(201,031)
Net Loss	(278,616)
Total Equity	(454,980)
TOTAL LIABILITIES and EQUITY	$130,332

The accompanying notes are an integral part of the financial statements.

Zephyr Group, Inc.
Statement of Sharholders’ Equity
At 31 March 2023
(Unaudited)

	Class A Common Stock		Preferred Stock		Additional	Accumulated	Total
	Shares	Amount	Shares	Amount	Paid In Capital	Deficit	Shareholders’ Equity
Balance at 30 June 2022	20,000,000	$1,000	-	$-	$-	$(201,031)	$(200,031)
Net Loss	-	-	-	-	-	(278,616)	(278,616)
Shares Granted	355,000	-	-	-	23,667	-	23,667
Balance at 31 March 2023	20,355,000	$1,000	-	$-	$23,667	$(479,647)	$(454,980)

The accompanying notes are an integral part of the financial statements.

ZEPHYR GROUP, INC.
Statement of Income
For the Nine Months Ended 31 March 2023
(Unaudited)

Sales	$-
Cost of Sales
Product Inventory	6,500
Production Materials	550
Total Cost of Goods	7,050
Gross Margin	(7,050)
Operating Expense
Advertising and Promotion	15,149
Other SG&A Expenses	6,571
Legal and Professional	33,441
Office Supplies	4,184
Officer Salary	13,500
Reimbursed Expense	25,000
Rent Expense	6,416
Subcontractor	67,976
Taxes and Licenses	4,532
Travel Expense	17,854
Share Based Compensation	23,667
Total Operating Expense	218,290
Operating Loss	(225,340)
Other Income (Expense)
Financing Expense	50,000
Interest Expense	3,276
Other Income (Expense), net	53,276
Net Loss	$(278,616)

The accompanying notes are an integral part of the financial statements.

ZEPHYR GROUP, INC.
Statement of Cash Flows
For the Nine Months Ended 31 March 2023
(Unaudited)

OPERATING ACTIVITIES
Net Loss	$(278,616)
Adjustments to reconcile Net Loss to Cash provided/used by operations:
Share Based Compensation	23,667
Changes in operating assets and liabilities:
Inventory	(15,950)
Advance to owner	(48,500)
Accounts Payable	47,811
Cash used by operating activities	(271,587)
INVESTING ACTIVITIES
Equipment acquisitions	(35,000)
Cash used by investing activities	(35,000)
FINANCING ACTIVITIES
Investor loan	12,500
Note payable	25,000
Cash provided by financing activities	37,500
Net cash increase for period	(269,087)
Cash at beginning of period	299,969
Cash at end of period	$30,882

The accompanying notes are an integral part of the financial statements.

ZEPHYR GROUP, INC.
Notes to Financial Statements
(Unaudited)

Note 1. Business

Zephyr Group, Inc., (“the Company”) was organized and incorporated as an Arizona corporation in June 2021 as a holding company for the purpose of prospectively acquiring one or more operating companies in the cosmetic - nutraceutical industries. Managements of future acquired companies will be retained and acquisitions will be separately operated as wholly owned subsidiaries of the Company.

In June 2022 the Company closed a $500,000 capital infusion transaction on 1 July 2022 and formally commenced operating activities by bringing on board a number of advisory and independent contractors that had previously been engaged on a non-compensated basis and securing office facilities and other costs.

In November 2022 the Company executed its first target company Letter of Intent (“LOI”) with Anthology Brands, Inc., owner of Pure Hemp Botanicals, a branded line of nutraceutical products. Terms of the LOI stipulate the Company will purchase of all inventory, equipment, products, rights, title, intellectual property, and interest of the Pure Hemp Botanicals brand via an asset purchase with an anticipated closing in Q3 2023.

Also, in November 2022 the Company engaged New Columbia Capital LLC of Arlington Virginia to begin the process of raising capital via a Regulation Crowdfunding campaign as defined by the Securities and Exchange Commission. The Company intends to raise approximately $15 million via this process with an anticipated closing in late Q3 2023.

Note 2. Liquidity and Going Concern Considerations

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the nine-months ended March 31, 2023, the Company incurred a net loss of $(278,616), had negative cash flows from operations of $(271,587), and accumulated capital deficit of $(479,647). These matters raise doubt as to the Company’s ability to continue as a going concern.

The Company’s existence is dependent upon its ability to identify, acquire and develop profitable operations. The Company is devoting substantially all its effort to launching the Company’s next round of capital raise, a ten-million-dollar ($10M) transaction to execute its strategic plans, although there can be no assurance that its efforts will be successful. No assurance can be given that its actions will result in profitable operations or the resolution of liquidity problems. The accompanying financial statements do not include any adjustments that might result should we be unable to continue as a going concern.

To improve its liquidity, the Company is actively pursuing additional debt and/or equity financing through discussions with investment bankers and private investors. There can be no assurance that the Company will be successful in its efforts to secure additional financing. But to that end, in November 2022 the Company engaged New Columbia Capital LLC of Arlington Virginia to lead the process of raising capital via a Regulation A+ funding campaign as defined by the Securities and Exchange Commission. The Company intends to raise approximately $10 million via this process with an anticipated closing in late Q3 2023.

The financial statements do not include any adjustments relating to the recoverability of assets and the amount or classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Significant Accounting Policies

The accompanying financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

As a corporate holding company substantially all Company revenue and operating costs originate and reside in the books and records of acquired subsidiaries and accordingly will be consolidated and reported as a consolidated entity.

Revenue will be recognized in a manner that depicts the transfer of promised goods or services to customers and in the amount that reflects the consideration to which the Company expects to be entitled in exchange for the goods or services. This will generally be when the sales process is complete, and products are delivered to the customer.

The Company considers all highly liquid investments with a maturity of three (3) months or less at the time of purchase as cash and cash equivalents. The Company maintains its cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any loss to date.

Inventory will be valued at the lower of cost or market, with cost being determined on a first-in, first-out basis.

Equipment will be stated at cost and depreciation will be calculated using the straight-line method of depreciation over the estimated useful lives.

Fair value measurement – the Company measures certain financial instruments at fair value in accordance with Accounting Standards Codification 820, Fair Value Measurement, or ASC 820. ASC 820 specifies a valuation hierarchy based on whether the valuation inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions. These two types of inputs have created the following fair value hierarchy:

Level 1 – Quoted prices for identical instruments in active markets;

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when estimating fair value. These financial instruments include cash, note receivable, notes payable and share-based compensation. The fair values of these financial instruments approximate their carrying values using Level 3 inputs, based on their short maturities or, for notes payable, based on borrowing rates currently available to us for loans with similar terms and maturities and enterprise value for share based compensation.

Income taxes are provided based on current enacted and applicable income tax rates. Current and deferred income taxes are calculated based on an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Note 4. Convertible Note Payable

In March 2022 Company management approached a Hong Kong investor group seeking to capitalize the Company. Negotiations were finalized in June and the investor group invested five hundred thousand dollars ($500,000) pursuant to a convertible note issued by the Company with the following terms:

Term: Upon the earlier of: (i) consummation of the Company listing its common stock on the Nasdaq or other such US Exchange, or (ii) June 30, 2023 (such date, the “Maturity Date”).

Interest: 6.0% percent per annum simple interest.

Mandatory Conversion Upon an IPO: Upon the consummation of an IPO, the outstanding indebtedness evidenced by the Note will automatically convert into shares of the Company’s common stock (the “IPO Conversion”) at a price equal to 20% discount to the IPO offering price.

Warrants: 50% coverage in common stock purchase warrants (the “Warrants”) with such warrants to be issued upon the occurrence of an IPO with an exercise price equal to the IPO offering price. The Warrants will have a 5-year term and will be for cash exercise only.

Repayment/Conversion without IPO: In the event an IPO is not consummated on or before the Maturity Date or an Event of Default has occurred and is not cured within 30 days, then the Investor shall have the option, in part or in full, to have the Note repaid with interest within six (6) months from the Maturity Date or Event of Default, or convert the Note into Company common stock at a pre-conversion equity valuation of $35 million.

Note 5. Share Based Compensation

In March 2023 the Company’s Board of Directors approved the grant of 355,000 shares of Common Stock of the Company to several individuals who have provided consulting services on behalf of the Company since its inception. One third of the granted shares were fully vested as of the date of grant, with another one third vesting on the first anniversary of the date of grant and an additional third on the second anniversary of the date of grant. Company Management estimated a fair market price per share at the date of grant of $0.20 based on Management’s assessment of the Company’ enterprise value at the date of grant.

PART III

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Arizona Revised Statutes Title 10, Section 10-856. Indemnification of Officers (Arizona Law) authorizes a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VI of the Bylaws of Zephyr Group, Inc. provides for indemnification of officers, directors and other employees of the Company to the fullest extent permitted by Arizona Law. Article VI of the Bylaws provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) or for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Arizona Law and our Articles of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Neither our Bylaws, nor our Articles of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR

During 2022 the Company issued twenty million (20,000,000) shares of Class A Common stock to the founders of the Company. The shares have no par value. Common stock represents payments of expenses by a shareholder on the Company’s behalf. In April 2023 the Company’s Board of Directors approved the grant of 355,000 shares of Common Stock of the Company to a number of individuals who have provided consulting services on behalf of the Company since its inception.

EXHIBITS TO OFFERING STATEMENT

Exhibit No.	Description

2.1	Articles of Incorporation (1)
2,2	Certificate of Amendment (2)
2.3	By-laws (1)
4.1	Sample Subscription Agreement (3)
11.1	Consent of Accounting Firm (3)
12.1	Legal Opinion Letter (3)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, Arizona on July 13, 2023.

Zephyr Group, Inc.

By /s/ D. Roy Serventi
Name: D. Roy Serventi
Title: Chief Executive Officer and Director Date: July 13, 2023

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name: D. Roy Serventi Signature: /s/ D. Roy Serventi Title: Chief Executive Officer (Principal Executive Officer) Date: July 13, 2023

Name: Jerry Washburn Signature: /s/Jerry Washburn Title: Chief Financial Officer (Principal Financial Officer) Date: July 13, 2023

Name: Jerry Washburn Signature: /s/Jerry Washburn Title: Chief Accounting Officer (Principal Accounting Officer) Date: July 13, 2023